DEARBORN BANCORP, INC.

(In thousands, except share and per share data)	Three months ended		Twelve months ended
	December 31		December 31
Condensed Statement of Income:	2006	2005	2006	2005
Interest income	$14,710	$11,991	$53,886	$43,855
Interest expense	7,366	4,837	25,884	16,403

Net interest income	7,344	7,154	28,002	27,452
Provision for loan losses	161	90	943	1,081

Net interest income after provision	7,183	7,064	27,059	26,371
Non-interest income	375	310	1,112	722
Non-interest expense	4,235	3,958	16,412	15,716

Net income before taxes	3,323	3,416	11,759	11,377
Income tax provision	1,071	1,162	3,940	3,867

Net income	$2,252	$2,254	$7,819	$7,510

Share Data:
Weighted avg no. of shares outstanding — basic	7,579,147	5,957,074	6,372,471	5,899,281
Weighted avg no. of shares outstanding — diluted	7,867,739	6,299,472	6,672,319	6,274,404
Period end shares outstanding			8,975,085	5,967,190

Per Common Share Data:
Net income, basic	$0.30	$0.38	$1.23	$1.27
Net income, diluted	$0.29	$0.36	$1.17	$1.20
Closing Stock Price			$19.00	$22.45
Book Value			$16.15	$14.11

Selected Financial Ratios
Return on average stockholders’ equity	7.49%	10.83%	8.20%	9.44%
Return on average total assets	1.10%	1.27%	1.02%	1.08%
Average equity to average total assets	14.64%	11.73%	12.43%	11.49%

Condensed Balance Sheet:	Dec. 31	Dec. 31
	2006	2005
Assets
Cash and equivalents	$70,030	$9,455
Mortgage loans held for sale	1,823	1,041
Investment securities, available for sale	7,166	18,446
Loans	756,420	657,037
Allowance for loan losses	(7,775)	(6,808)
Premises and equipment	14,293	13,792
Goodwill and intangible assets	7,514	7,764
Other assets	6,460	5,770

Total assets	$855,931	$706,497

Liabilities and stockholders’ equity
Deposits	$633,216	$582,438
Federal Home Loan Bank advances	25,561	25,588
Securities sold under agreements to repurchase	619	1,615
Federal funds purchased	37,300	—
Other liabilities	4,250	2,643
Subordinated debentures	10,000	10,000
Stockholders’ equity	144,985	84,213

Total liabilities and stockholders’ equity	$855,931	$706,497

Other Data:
Nonperforming loans to total loans	1.01%	0.18%
Net charge-offs to average loans	0.00%	0.02%
Net interest margin for the quarter	3.69%	4.17%
Net interest margin for the year	3.80%	4.14%